Exhibit 99.1

February 10, 2020

To:	All Canadian Securities Regulatory Authorities

cc:	Toronto Stock Exchange (via SEDAR)

New York Stock Exchange, Inc. (via Listing Manager)

The Canadian Depository for Securities Ltd. (via Ovintiv Inc.)

Re:	Ovintiv Inc.

Notice of Annual Meeting of Stockholders

and Notice of Record Date

We advise the following with respect to the upcoming Annual Meeting of Stockholders of Ovintiv Inc.:

Meeting Type	Annual

Securities Entitled to Receive Notice of & Vote at the Meeting	Common Stock

CUSIP Number	69047Q 10 2

ISIN Number	US69047Q102 2

Record Date for Notice & Voting	March 6, 2020

Beneficial Ownership Determination Date	March 6, 2020

Meeting Date	April 29, 2020

Issuer sending proxy related materials directly to NOBO	No

Issuer paying for delivery to OBO	Yes

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes

Beneficial Holders Stratification Criteria	Not Applicable

NAA for Registered Holders	Yes

Registered Holders Stratification Criteria	Not Applicable

Per:	“Dawna I. Gibb”
Dawna I. Gibb, Assistant Corporate Secretary